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                                                                    EXHIBIT 23.2



                      Consent of Independent Accountants


     We consent to the incorporation by reference in the registration statements on Form S-3 (File Nos. 333-49297 dated 6/1/98, 333-51795 dated 5/4/98, 333-49297 dated 4/2/98, 333-41337 dated 12/2/97, 333-33297 dated
8/8/97, 333-11155 dated 8/30/96, 33-96586 dated 9/7/95, 33-80260 dated 6/9/94,
33-80258 dated 6/9/94, 33-80272 dated 6/9/94 and 33-58738 dated 2/26/93) and
Form S-8 (File Nos. 333-53601 dated 5/26/98, 333-51897 dated 5/6/98, 333-46049 dated 2/19/98, 333-46049 dated 2/11/98 and 333-25935 dated 4/25/97) on our audits of the considated financial statements Networks Associates, Inc. (formerly McAfee Associates, Inc.) as of December 31, 1997 and 1996, and for the three years in the period ended December 31, 1997, which report is included in the Scheme Document related to Recommended Proposal for the acquisition of Dr. Solomon's Group PLC, dated June 26, 1998, included as an exhibit to this Current Report on Form 8-K.


                                 /s/PRICEWATERHOUSECOOPERS LLP
                                 PricewaterhouseCoopers LLP



San Jose, California
July 1, 1998